UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 18, 2006
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26667	75-2057054
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On September 18, 2006, Craftmade International Inc. (“Craftmade”) entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with The Frost National Bank, San Antonio, Texas (“Frost”). The Loan Agreement amends the Restated Loan Agreement dated October 31, 2005, between Craftmade and Frost. Also, on September 18, 2006, Craftmade executed a Revolving Promissory Note (the “Note”) payable to the order of Frost, in the principal amount of $30,000,000, with an interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.5%. The Note will mature on September 1, 2009. The Note replaces the Promissory Note in the principal amount of $20,000,000, payable to the order of Frost originally dated November 6, 2001 and the Promissory Note in the principal amount of $3,000,000, payable to the order of Frost originally dated February 25, 2005. Additionally, the Company has cancelled and paid in full the Promissory Note in the principal amount of $3,000,000 executed by Prime/Home Impressions, LLC, payable to the order of Wachovia Bank, National Association, Hickory, North Carolina, originally dated April 17, 2002. Prime/Home Impressions, an indirect, wholly-owned subsidiary of Craftmade, will be added as a guarantor to the Loan Agreement. As a result of this transaction, total credit lines available to Craftmade and its subsidiaries have increased from $26,000,000 to $30,000,000.
     Pursuant to the Loan Agreement, the financial covenants require Craftmade to maintain a ratio of total liabilities (excluding any subordinated debt) to tangible net worth of not greater than 3.0 to 1.0 and a Fixed Charge Coverage Ratio (as defined in the Loan Agreement) of not less than 1.25 to 1.0, tested quarterly. All wholly-owned subsidiaries of Craftmade and Design Trends LLC, a 50% owned subsidiary of Craftmade, have agreed to be guarantors of the Loan Agreement (the “Guarantors”).
     Craftmade and each of the Guarantors has granted a security interest to Frost in each of their accounts receivable and inventory.
     The foregoing is a summary of the terms of the Loan Agreement and the Note and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Note, which are filed as Exhibits 10.1 and 10.2 hereto.
Item 1.02 Termination of a Material Definitive Agreement.
     The information presented in Item 1.01 hereof is hereby incorporated by reference in this Item 1.02.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information presented in Item 1.01 hereof is hereby incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibits are furnished with this Form 8-K.
10.1* Second Amended and Restated Loan Agreement with Frost dated September 18, 2006.

10.2* Revolving Promissory Note (the “Note”) with dated September 18, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.

Date: September 22, 2006	By:	/s/ J. Marcus Scrudder

J. Marcus Scrudder
Chief Financial Officer